UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 24, 2015

VWR Funding, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-124100	56-2445503
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Radnor Corporate Center, Building One, Suite 200
100 Matsonford Road
Radnor, Pennsylvania 19087
(Address of principal executive offices, including zip code)
(610) 386-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
On August 24, 2015, VWR Funding, Inc. (the “Company”) issued a notice of conditional full redemption (the “Notice”) to holders of its 7.25% unsecured senior notes due 2017 (the “2017 Notes”) that the Company will redeem all of its outstanding 2017 Notes on September 28, 2015 (the “Redemption Date”). The redemption price for the 2017 Notes will be 102.719% of the principal amount of the 2017 Notes, plus accrued and unpaid interest thereon to the Redemption Date (the “Redemption Price”), in accordance with the provisions of the indenture governing the 2017 Notes. The Notice was conditioned upon the Company’s receipt of proceeds from one or more new financing transactions sufficient, in the Company’s sole discretion, to pay the Redemption Price, referred to as the “Financing Condition.” The Company reserves the right to waive any or all components of the Financing Condition in its sole discretion. In the event the Financing Condition is not satisfied on or prior to September 28, 2015, the Redemption Date will be extended until the date the Financing Condition is satisfied, provided that the Redemption Date will not be later than 60 days after the date of the Notice.
Upon the satisfaction of the Financing Condition and redemption of the 2017 Notes, the Company intends to complete a discharge of the indenture governing the 2017 Notes.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VWR Funding, Inc.

Date: August 25, 2015	By:	/s/ Douglas J. Pitts
		Name:	Douglas J. Pitts
		Title:	Vice President and Corporate Controller